Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact:
	Investors:	Annette Arribas, CTP
724.514.1782
annette.arribas@ansys.com
	Media:	Fran Hensler
724.514.2967
fran.hensler@ansys.com

ANSYS, INC. REPORTS RECORD REVENUE and EARNINGS RESULTS

FOR FOURTH QUARTER AND FISCAL YEAR 2011

Management Adjusts 2012 Outlook to Factor in Improved Business Outlook

and Impact of Currency Changes

Highlights

•	Fourth quarter GAAP revenue of $198.2 million and non-GAAP revenue of $202.9 million
•	Fiscal year 2011 GAAP revenue of $691.4 million and non-GAAP revenue of $701.1 million
•	Fourth quarter GAAP diluted earnings per share of $0.50* and non-GAAP diluted earnings per share of $0.68*, including a $0.05 tax charge due to the unanticipated tax rate change discussed below
•	Fiscal year 2011 GAAP diluted earnings per share of $1.91* and non-GAAP diluted earnings per share of $2.53*, including a $0.05 tax charge due to the unanticipated tax rate change discussed below
•	Operating cash flows of $77.6 million for the fourth quarter and $307.7 million for fiscal year 2011
•	Fourth quarter and fiscal year 2011 GAAP operating profit margins of 36.9% and 38.4%, respectively, and non-GAAP operating profit margins of 49.1% and 50.2%, respectively

*Net income and EPS amounts include a $4.8 million, or $0.05 per share, charge related to a tax rate change in Japan that occurred after the Company provided its fourth quarter 2011 financial guidance (see below.)

PITTSBURGH, PA., February 23, 2012 /PR NEWSWIRE/ — ANSYS, Inc. (NASDAQ: ANSS) today reported fourth quarter and fiscal year 2011 results with total non-GAAP revenue up 22% as compared to Q4 2010, while non-GAAP net income increased 7% and was impacted significantly by a $4.8 million charge related to a tax rate change in Japan. 2011 non-GAAP revenue and net income each increased 21% as compared to 2010. Non-GAAP earnings per share were also significantly affected by the $0.05 Japan tax charge and increased 5% for the quarter and 19% for 2011.

Commenting on the Company’s fourth quarter and fiscal year 2011 performance, Jim Cashman, ANSYS president & CEO, stated, “We are pleased to announce a strong finish to another milestone quarter and year for ANSYS. 2011 was an exciting year for us on many fronts, including four consecutive quarters of strong revenue, earnings, margins and cash flows, which exceeded our initial annual commitments coming into the year. All major regions saw double-digit revenue growth in both real and constant currencies for the quarter and the year. We closed out the year with the release of ANSYS 14.0®, further strengthening our leadership position with the industry’s broadest and deepest suite of advanced engineering simulation technology, enabling customers to predict with confidence that their products will thrive in the real world. Our execution and solid business momentum in 2011, combined with our strong financial results, position us to prevail in the engineering simulation market – and to continue delivering on our promise of long-term value to our stockholders, customers, employees and partners. This was validated late in 2011 when Investor’s Business Daily awarded ANSYS a 99 rating on its Composite Ratings of publicly traded companies, placing us among the top one percent of all stocks reviewed by that publication. As more companies around the world recognize the power of simulation, we will continue to strive to expand our presence across a wide array of customers, industries and markets. Everything that we have built and accomplished over the past 41 years gives us confidence that 2012 and beyond will present great opportunities for ANSYS.”

ANSYS' fourth quarter and 2011 financial results are presented below. The 2011 non-GAAP results exclude the income statement effects of acquisition accounting adjustments to deferred revenue, as well as the impact of stock-based compensation, acquisition-related amortization of intangible assets and transaction costs related to the Apache acquisition. The 2010 non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets.

Exhibit 99.1

GAAP and non-GAAP results reflect:

•	Total GAAP revenue of $198.2 million in the fourth quarter of 2011 as compared to $166.6 million in the fourth quarter of 2010; total GAAP revenue of $691.4 million in 2011 as compared to $580.2 million in 2010; total non-GAAP revenue of $202.9 million in the fourth quarter of 2011 as compared to $166.6 million in the fourth quarter of 2010; total non-GAAP revenue of $701.1 million in 2011 as compared to $580.2 million in 2010;

•	A GAAP operating profit margin of 36.9% in the fourth quarter of 2011 as compared to 39.3% in the fourth quarter of 2010; a GAAP operating profit margin of 38.4% in 2011 as compared to 37.8% in 2010; a non-GAAP operating profit margin of 49.1% in the fourth quarter of 2011 as compared to 49.7% in the fourth quarter of 2010; a non-GAAP operating profit margin of 50.2% in 2011 as compared to 49.5% in 2010;

•	GAAP net income of $47.5 million in the fourth quarter of 2011 as compared to $49.1 million in the fourth quarter of 2010; GAAP net income of $180.7 million in 2011 as compared to $153.1 million in 2010; non-GAAP net income of $64.8 million in the fourth quarter of 2011 as compared to $60.6 million in the fourth quarter of 2010; non-GAAP net income of $239.0 million in 2011 as compared to $198.1 million in 2010;

•	GAAP diluted earnings per share of $0.50 in the fourth quarter of 2011 as compared to $0.52 in the fourth quarter of 2010; GAAP diluted earnings per share of $1.91 in 2011 as compared to $1.64 in 2010; non-GAAP diluted earnings per share of $0.68 in the fourth quarter of 2011 as compared to $0.65 in the fourth quarter of 2010; non-GAAP diluted earnings per share of $2.53 in 2011 as compared to $2.13 in 2010; and

•	Operating cash inflows of $77.6 million in the fourth quarter of 2011 as compared to $25.3 million of cash outflows in the fourth quarter of 2010; operating cash flows of $307.7 million for fiscal year 2011 as compared to operating cash flows of $166.9 million for fiscal year 2010. Operating cash flows in the fourth quarter and fiscal year 2010 included net incremental tax payments of $66.1 million and $55.1, respectively, related to the 2010 restructuring of the Company’s Japan subsidiaries.

The fourth quarter and fiscal year 2011 GAAP and non-GAAP results discussed above include approximately $4.8 million, or $0.05 per share, related to income tax expense associated with reductions to the Japanese corporate tax rate, beginning with the 2013 tax year. This legislation, enacted on November 30, 2011, resulted in an additional $4.8 million in deferred tax expense due to the reduction in the value of certain net deferred tax assets of the Company’s Japanese subsidiaries. Because of the timing of the enactment date of this legislation, the effects of the legislation on the fourth quarter and fiscal year 2011 results were not considered in the financial guidance most recently provided by the Company on November 3, 2011.

The Company's GAAP results reflect stock-based compensation charges of approximately $6.5 million ($4.8 million after tax) or $0.05 diluted earnings per share for the fourth quarter of 2011 and approximately $23.1 million ($17.5 million after tax) or $0.19 diluted earnings per share for fiscal year 2011.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2011 and 2012 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three and twelve months ended December 31, 2011 and 2010, and for the 2012 financial outlook, are included in the condensed financial information included in this release.

Management's 2012 Financial Outlook

The Company’s first quarter and 2012 revenue and earnings per share guidance is provided below. The Company last provided its guidance on November 3, 2011. The previously provided guidance has been updated to factor in unfavorable currency changes that are partially offset by an improved business outlook. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and acquisition-related expenses.

First Quarter 2012 Guidance

The Company currently expects the following for the quarter ending March 31, 2012:

Exhibit 99.1

•	GAAP Revenue in the range of $182.8 - $189.8 million
•	Non-GAAP Revenue in the range of $185.0 - $192.0 million
•	GAAP diluted earnings per share of $0.43 - $0.49
•	Non-GAAP diluted earnings per share of $0.64 - $0.67

Fiscal Year 2012 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2012:

•	GAAP revenue in the range of $804.6 - $826.6 million
•	Non-GAAP revenue in the range of $808.0 - $830.0 million
•	GAAP diluted earnings per share of $2.01 - $2.17
•	Non-GAAP diluted earnings per share of $2.77 - $2.87

These statements are forward-looking and actual results may differ materially. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on February 23, 2012 to discuss fourth quarter and fiscal year 2011 results. To participate in the live conference call, dial 800-860-2442 (US), 866-605-3852 (Canada) or 412-858-4600 (Int’l). The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US) or 412-317-0088 (Canada and Int’l) and entering the pass code 10008769. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS:

Cash & short-term investments	$472,404	$472,934
Accounts receivable, net	84,602	76,604
Goodwill	1,225,375	1,035,083
Other intangibles, net	383,420	278,320
Other assets	282,669	263,935

Total assets	$2,448,470	$2,126,876

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$259,155	$199,805
Long-term debt (including current portion)	127,572	159,525
Other liabilities	307,270	237,617
Stockholders' equity	1,754,473	1,529,929

Total liabilities & stockholders' equity	$2,448,470	$2,126,876

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenue:
Software licenses	$128,101	$105,060	$425,881	$351,033
Maintenance and service	70,108	61,513	265,568	229,203

Total revenue	198,209	166,573	691,449	580,236

Cost of sales:
Software licenses	5,740	3,296	15,884	10,770
Amortization	9,735	8,185	33,728	32,757
Maintenance and service	17,867	15,326	69,402	57,352
Total cost of sales	33,342	26,807	119,014	100,879

Gross profit	164,867	139,766	572,435	479,357

Operating expenses:
Selling, general and administrative	56,571	46,935	180,357	155,096
Research and development	29,751	23,317	108,530	88,990
Amortization	5,402	4,129	17,989	16,003
Total operating expenses	91,724	74,381	306,876	260,089

Operating income	73,143	65,385	265,559	219,268

Interest expense	(1,002)	(792)	(3,332)	(4,488)
Interest income	804	630	3,000	1,911
Other income (expense), net	175	645	(369)	(297)

Income before income tax provision	73,120	65,868	264,858	216,394

Income tax provision	25,663	16,728	84,183	63,262

Net income	$47,457	$49,140	$180,675	$153,132

Earnings per share – basic:
Basic earnings per share	$0.51	$0.54	$1.96	$1.69
Weighted average shares – basic	92,496	91,278	92,120	90,684

Earnings per share - diluted:
Diluted earnings per share	$0.50	$0.52	$1.91	$1.64
Weighted average shares – diluted	94,720	93,706	94,381	93,209

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended
	December 31, 2011				December 31, 2010
	As	Non-GAAP			As	Non-GAAP
	Reported	Adjustments		Results	Reported	Adjustments		Results

Total revenue	$198,209	$4,696	(1)	$202,905	$166,573	$166,573
Operating income	73,143	26,478	(2)	99,621	65,385	$17,429	(4)	82,814
Operating profit margin	36.9%			49.1%	39.3%			49.7%

Net income	$47,457	$17,384	(3)	$64,841	$49,140	$11,479	(5)	$60,619

Earnings per share - diluted:
Diluted earnings per share	$0.50			$0.68	$0.52			$0.65
Weighted average shares – diluted	94,720			94,720	93,706			93,706

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $15.1 million of amortization expense associated with intangible assets acquired in business acquisitions, $6.5 million of stock-based compensation expense, the $4.7 million adjustment to revenue as reflected in (1) above and $0.1 million of transaction expenses related to the Apache acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.1 million.

(4)	Amount represents $12.3 million of amortization expense associated with intangible assets acquired in business acquisitions and a $5.1 million charge for stock-based compensation.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $6.0 million.

Note: The 2011 GAAP and non-GAAP net income and earnings per share data reflected above include approximately $4.8 million, or $0.05 per share, related to income tax expense associated with reductions to the Japanese corporate tax rate, beginning with the 2013 tax year. This legislation, enacted on November 30, 2011, resulted in an additional $4.8 million in deferred tax expense due to the reduction in the value of the net deferred tax assets of the Company’s Japanese subsidiaries.

 Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Twelve Months Ended
	December 31, 2011				December 31, 2010
	As	Non-GAAP			As	Non-GAAP
	Reported	Adjustments		Results	Reported	Adjustments		Results

Total revenue	$691,449	$9,621	(1)	$701,070	$580,236			$580,236

Operating income	265,559	86,550	(2)	352,109	219,268	$67,749	(4)	287,017

Operating profit margin	38.4%			50.2%	37.8%			49.5%

Net income	$180,675	$58,301	(3)	$238,976	$153,132	$44,977	(5)	$198,109

Earnings per share - diluted:
Diluted earnings per share	$1.91			$2.53	$1.64			$2.13
Weighted average shares – diluted	94,381			94,381	93,209			93,209

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $51.7 million of amortization expense associated with intangible assets acquired in business acquisitions, $23.1 million of stock-based compensation expense, the $9.6 million adjustment to revenue as reflected in (1) above and $2.1 million of transaction expenses related to the Apache acquisition.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $28.2 million.

(4)	Amount represents $48.7 million of amortization expense associated with intangible assets acquired in business acquisitions and a $19.0 million charge for stock-based compensation.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $22.8 million.

Note: The 2011 GAAP and non-GAAP net income and earnings per share data reflected above include approximately $4.8 million, or $0.05 per share, related to income tax expense associated with reductions to the Japanese corporate tax rate, beginning with the 2013 tax year. This legislation, enacted on November 30, 2011, resulted in an additional $4.8 million in deferred tax expense due to the reduction in the value of the net deferred tax assets of the Company’s Japanese subsidiaries.

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Quarter Ending March 31, 2012

Earnings Per Share Range – Diluted
U.S. GAAP expectation	$0.43 - $0.49
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.01 - $0.02
Adjustment to exclude acquisition–related amortization	$0.11 - $0.12
Adjustment to exclude stock–based compensation	$0.06 - $0.07

Non-GAAP expectation	$0.64 - $0.67

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Year Ending December 31, 2012

Earnings Per Share Range – Diluted
U.S. GAAP expectation	$2.01 - $2.17
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.02 - $0.03
Adjustment to exclude acquisition–related amortization	$0.43 - $0.46
Adjustment to exclude stock–based compensation	$0.25 - $0.27

Non-GAAP expectation	$2.77 - $2.87

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

Exhibit 99.1

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company’s strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Exhibit 99.1

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs more than 2,200 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 60 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

 Exhibit 99.1

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the first quarter of 2012 and fiscal year 2012 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization and stock-based compensation expense); statements about the Company’s strong finish in 2011; statements related to the Company’s leadership position in the industry and the impact of the release of ANSYS® 14.0 on that position; statement regarding the Company having the industry’s broadest and deepest suite of advanced engineering simulation technology; statements regarding the Company’s products ability to enable customers to predict with confidence that their products will thrive in the real world; statements related to the Company’s execution and business momentum in 2011; statements related to the Company’s ability to prevail and in the engineering simulation market and the Company continuing to deliver on its promise of long-term value to its stockholders, customers, employees and partners; statements about companies around the world recognizing the power of simulation; statements regarding the Company’s intent to strive to expand its presence across a wide array of customers, industries and markets; and statements regarding management’s confidence that 2012 and beyond will present great opportunities for the Company are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk that the businesses of ANSYS and Apache may not be combined successfully or that such combination may take longer or cost more to accomplish than expected, the risk that operating costs, customer loss and business disruption following the acquisition of Apache may be greater than expected, the risk that key personnel of Apache may not be retained by ANSYS, risks relating to ANSYS’ reliance on Apache’s financial statements, the risk of deterioration in the global economy, the risk that adverse conditions in the global economy will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of continued or increased declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS’ anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS’ products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of potential new products, including ANSYS® 14.0, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2011 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. or its subsidiaries’ brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSS-F